EXHIBIT 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1995 Non-Employee Directors' Stock Option Plan, of our report dated February 12, 2001 included in Advanced Energy Industries, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
  September 7, 2001.